Exhibit 99.2

Crown Holdings Announces Senior Notes Offering and Commencement of Tender Offer for the 2018 Notes

Philadelphia, PA – June 23, 2014. Crown Holdings, Inc. (NYSE: CCK) announced today that it intends to offer €500 million in aggregate principal amount of senior unsecured notes due 2022 (the “New Notes”), subject to market conditions. The New Notes would be issued by Crown European Holdings S.A., a subsidiary of the Company, and would be unconditionally guaranteed by the Company and certain of its subsidiaries.

The Company intends to use the net proceeds of this offering, together with other available funds, to retire all of Crown European Holdings’ outstanding €500 million senior unsecured notes due 2018 with ISIN codes XS0511127929 and XS0511127689 (the “2018 Notes”), to pay fees and expenses associated with the offering of the New Notes and to pay redemption and/or tender premiums associated with repaying the 2018 Notes.

The New Notes would be issued through a private placement and resold by initial purchasers to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States under Regulation S under the Securities Act. The New Notes would not be registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

Commencement of Tender Offer and Conditional Redemption of 2018 Notes

The Company has also announced that, concurrently with the offering of the New Notes, it has commenced a tender offer (the “Offer”) for any and all of the outstanding 2018 Notes. The Offer is being made pursuant to the terms and conditions set forth in the Company’s Offer to Purchase, dated June 23, 2014, which more fully sets forth the terms and conditions thereof. The Offer will expire at 5:00 p.m. Central European Time (CET) (11:00 a.m. Eastern Daylight Time (EDT)), on July 22, 2014 (the “Expiration Time”), unless extended or earlier terminated. No tender will be valid if submitted after the Expiration Time. The Company may amend, extend or terminate the Offer in its sole discretion.

The purchase price to be paid for each €1,000 principal amount of 2018 Notes purchased in the Offer will be an amount in cash equal to €1,022.21 (the “Purchase Price”). Holders of 2018 Notes validly tendered and accepted for payment at or prior to 5:00 p.m. CET on July 7, 2014 (the “Early Tender Deadline”) will receive €1,042.21, which represents the Purchase Price plus an early tender premium of €20.00 per €1,000 principal amount of 2018 Notes. Holders whose 2018 Notes are accepted in the Offer will also receive accrued and unpaid interest from and including the last interest payment date up to, but excluding, the early or final settlement date, as applicable, payable on the applicable settlement date. The early settlement date is anticipated to be the second business day after the Early Tender Deadline, and the final settlement date is expected to occur promptly following the Expiration Time, in each case subject to the terms and conditions of the Offer.

The Offer is subject to the satisfaction or waiver of various conditions described in the Offer to Purchase, including the consummation of the offering of the New Notes on terms satisfactory to the Company. The Offer is not contingent upon the tender of any minimum principal amount of Notes. The Company reserves the right to waive any one or more of the conditions at any time.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer is made only pursuant to the Offer to Purchase and related materials. Requests for information and questions regarding the Offer should be directed to BNP Paribas, at +44 20 7595 8668, or The Royal Bank of Scotland plc, at +44 20 7085 5991, the dealer managers for the Offer, or to Lucid Issuer Services Limited, at +44 7704 0880 or at crown@lucid-is.com, the information and tender agent for the Offer.

Copies of the Offer to Purchase relating to the Offer are expected to be distributed to holders beginning today. Copies of the Offer to Purchase may also be obtained at no charge from Lucid Issuer Services Limited by calling the number provided above. None of the Company, its board of directors or management, Crown European Holdings, the guarantors of the 2018 Notes, the dealer managers, the information and tender agent nor any of their respective affiliates makes any recommendation to any holder of 2018 Notes as to whether or not to tender 2018 Notes and no one has been authorized by any of them to make such a representation. Holders of 2018 Notes must make their own decision as to whether to tender 2018 Notes, and, if so, the principal amount of 2018 Notes to tender.

Any extension, amendment or termination of the Offer by the Company will be followed as promptly as practicable by announcement published by the Company through a recognized financial news service or services (such as Business Wire) as selected by the Company.

Concurrently with the commencement of the Offer, the Company announced that it intends to issue a conditional notice of redemption to redeem any 2018 Notes at a redemption price equal to the principal amount of 2018 Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest to, the redemption date. The redemption notice is conditioned upon the consummation of the offering of the New Notes on terms satisfactory to the Company and with gross proceeds to Crown European Holdings of at least €500 million.

The Company intends to use the proceeds from the issuance of the New Notes and, if necessary, other funds available to it to fund the redemption.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, including the contemplated size of a note offering, possible completion of a note offering, the interest rate, maturity date and other terms of any notes that may be issued, the prospective impact of a note offering, plans to repay certain indebtedness (including the terms and success of such repayment and whether the conditions to a tender offer or conditional redemption are satisfied) and the potential use of proceeds of a note offering in excess of €500 million in aggregate principal amount for other general corporate purposes, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this press release to differ include, without limitation, that the Company’s refinancing plan, the offering of the New Notes, any tender offer for, or redemption or other repurchase of, the 2018 Notes or other indebtedness of the Company, is subject to a number of conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the Company’s refinancing plan will be completed as described herein or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2013 and in subsequent filings. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

About Crown Holdings, Inc.

Crown Holdings, Inc., through its subsidiaries, is a leading supplier of packaging products to consumer marketing companies around the world. World headquarters are located in Philadelphia, Pennsylvania. For more information, visit www.crowncork.com.

For more information, contact: Thomas A. Kelly, Senior Vice President and Chief Financial Officer, (215) 698-5341 or Thomas T. Fischer, Vice President, Investor Relations and Corporate Affairs, (215) 552-3720.